Exhibit (a)(1)(F)

IRIDEX Corporation

Receipt for Hand Delivery

of Election Form

Stock Option Exchange Offer

Commencing on July 30, 2009 and Expiring on August 27, 2009,

at 5:00 p.m., Pacific Daylight Time (unless the offer is extended)

Employee Name:                          hand delivered to Susan Bruce the required Election Form to participate in the 2009 Stock Option Exchange Offer.

Date:	Time:

Signature: Susan Bruce